UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): February 3, 2004

ADVANCED VIRAL RESEARCH CORP.

(Exact name of registrant as specified in its charter)

Delaware	33-2262-A	59-2646820

(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)

200 Corporate Boulevard South, Yonkers, New York 10701 (914) 376-7383

(Address and telephone number of Registrant’s principal executive offices)

(Registrant’s former name and address)

ITEM 5. OTHER EVENTS

     On February 3, 2004, the Registrant entered into an agreement with James Dicke II and his son James Dicke III, whereby the Registrant agreed to sell an aggregate of 120,000,000 shares of its Common Stock and warrants to purchase 15,000,000 shares of its Common Stock for an aggregate purchase price of $12,000,000. Pursuant to the Securities Purchase Agreement, a copy of which is included in this Current Report on Form 8-K as Exhibit 10.1, the funding shall take place in four equal stages of $3,000,000 each, once every 90 days with the first $3,000,000 funding to occur February 5, 2004. The warrants have an exercise price of $0.20 per share and are exercisable at any time through February 2, 2007. In addition, the Registrant granted demand and piggback registration rights to the investors for the shares issued or issuable in connection with the transaction pursuant to the terms of the Registration Rights Agreement included in this Current Report on Form 8-K as Exhibit 10.2. James F. Dicke II is the Chairman and CEO of Crown Equipment Corporation and a former member of the Board of Directors of the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Securities Purchase Agreement dated February 3, 2004 between Advanced Viral Research Corp., James F. Dicke II and James F. Dicke III.

10.2	Registration Rights Agreement dated February 3, 2004 between Advanced Viral Research Corp., James F. Dicke II and James F. Dicke III.

10.3	Warrant dated February 3, 2004 between Advanced Viral Research Corp. and James F. Dicke II.

10.4	Warrant dated February 3, 2004 between Advanced Viral Research Corp. and James F. Dicke III.

99.1	Press Release of the Registrant dated February 4, 2004.

2

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VIRAL RESEARCH CORP. (Registrant)

Date: February 5, 2004	By: /s/ Eli Wilner

Eli Wilner, Chief Executive Officer

3